EXHIBIT 23.3

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan of Gentner Communications Corporation of our report dated August 1, 1997 (except Note 13, as to which the date is September 22, 1997), with respect to the financial statements of Gentner Communications Corporation included in the Annual Report for the year ended June 30, 1997.

                                                   ERNST & YOUNG LLP
                                                   /s/

Salt Lake City, Utah
September 29, 1997




























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